Exhibit 99.1

FINAL FOR RELEASE Contact Jupiter Wellness, Inc. 561-244-7100 investors@jupiterwellness.com

Release Date
11/17/2022

Eris Oaknet Healthcare and Cosmofix Technovation Announce Market Launch of Jupiter Wellness’s Photocil Products for Indian Market

Jupiter Wellness Scientific Team was in Mumbai Last Week to Present at Photocil/Photofirst Launch Meetings

JUPITER, FL / November 17, 2022 – Jupiter Wellness, Inc. (Nasdaq: JUPW), a wellness company focused on hair loss, eczema, burns, and sexual wellness, announced today that Eris Oaknet Healthcare Pvt Ltd (Eris Oaknet) and Cosmofix Technovation Pvt Ltd (Cosmofix) had market launch meetings for Photocil products for the Indian market. The Eris Oaknet product is branded as “Photofirst” in India.

Jupiter Wellness’s scientific team presented at meetings in Mumbai last week hosted by executives from Eris Oaknet and Cosmofix to coincide with the product launch.

The International Speaker Program in Mumbai, sponsored by Eris Oaknet, hosted over 100 dermatologists with speakers that included Professor Andy Goren, inventor of the technology, Professor Torello Lotti, University of Rome, a world-renowned expert in the treatment of vitiligo, and Dr. Glynn Wilson, Chief Scientific Officer of Jupiter Wellness, who presented the Company’s pipeline of products. Local dermatology experts included Dr. Pravin Banodkar, Skin Crest Clinic, Mumbai, and Dr. Asheem Sharma, Chief Dermatologist, Skin Saga Center for Dermatology, West Mumbai.

Earlier this month, the Company announced that Photofirst had been approved by the Central Drugs Standard Control Organisation (CDSCO), the “FDA of India”, for sale in India.

“The recent approval of Photofirst by CDSCO and now the launch meetings by Eris Oaknet and Cosmofix Technovation is great news for Jupiter Wellness and its shareholders,” said Dr. Glynn Wilson, Chief Scientific Officer of Jupiter Wellness. “While in Mumbai I was able to meet with the marketing teams that are managing the product launch and was impressed with the marketing plan and depth of market research that had been conducted in preparation for a concerted market launch. Together with positive feedback on Photocil from leading dermatologists, I strongly believe that India will be an important and significant market for this product.”

Brian S John, CEO of Jupiter Wellness, said, “We are very excited about this launch and the overwhelming response to our brands in India. This is a major achievement in attaining our goal of profitability in 2023. These brands should provide significant licensing fees to Jupiter Wellness.”

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Earlier this year, Sanpellegrino Cosmetics Pvt Ltd & Cosmofix Technovation Pvt Ltd signed a licensing agreement with Jupiter Wellness for the distribution and sales of the Photocil product in 31 countries, including India.

About Jupiter Wellness

Jupiter Wellness is a diversified company that supports health and wellness by researching and developing over-the-counter (OTC) products and intellectual property. The Company’s product pipeline addresses a range of conditions, including hair loss, eczema, burns, and sexual wellness. Revenue is generated through the sales of OTC and consumer products, contract research agreements, and licensing royalties.

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Media Contact

Phone: 561-244-7100

Email: media@jupiterwellness.com

Investor Contact

Phone: 561-244-7100

Email: investors@jupiterwellness.com

Forward-Looking Statements

This communication contains forward-looking statements regarding Jupiter Wellness, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Jupiter Wellness’ control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Jupiter Wellness, including those described from time to time under the caption “Risk Factors” and elsewhere in Jupiter Wellness’ Securities and Exchange Commission (SEC) filings and reports, including Jupiter Wellness’ Annual Report on Form 10-K for the year ended December 31, 2021, and future filings and reports by Jupiter Wellness. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Jupiter Wellness on its website or otherwise. Jupiter Wellness undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations, or other circumstances that exist after the date on which the forward-looking statements were made.

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